UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2008

SEAFARER EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
100 2nd Avenue South, Suite 104N
St. Petersburg, FL 33701

(727) 820-1014

(Registrant’s telephone number, including area code)

Organetix, Inc.

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On July 17, 2008, Organetix, Inc. (the “Company”) filed a Certificate of Ownership to merge Seafarer Exploration Corp., a wholly-owned subsidiary of the Company into the Company with the Secretary of State of the State of Delaware.  Pursuant to the Certificate of Ownership, the Company’s Articles of Incorporation were amended to change its name from Organetix, Inc. to Seafarer Exploration Corp.

In addition, effective July 18, 2008, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from “OGTX” to “SFRX”.  A copy of the Certificate of Ownership changing the Company’s name to Seafarer Exploration Corp. is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On July 23, 2008, the Company issued a press release with respect to the events described in Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Ownership of Organetix, Inc. and Seafarer Exploration Corp., dated July 8, 2008.
99.1	Press Release dated July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: July 23, 2008	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer